UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 20, 2018

RICEBRAN TECHNOLOGIES
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 Lake Robbins Drive, Suite 250 The Woodlands, TX	77380
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 20, 2018, the shareholders of Ricebran Technologies (“RBT”) approved an amendment to the Company's 2014 Equity Incentive Plan (“2014 Plan”) increasing the number of shares of common stock issuable thereunder by 3,000,000.

A copy of the 2014 Plan, as amended, is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

RBT’s Annual Meeting of Shareholders was held on June 20, 2018.  At the Annual Meeting, the shareholders voted on the following proposals and cast their votes as described below.

1.	Election of eight (8) members to the board of directors:

	Votes For	Votes Withheld
Robert D. Smith, Ph.D.	13,053,957	213,767
Brent Rosenthal	11,632,118	744,878
Beth Bronner	13,031,133	236,591
Robert S. Bucklin	13,111,117	156,607
Ari Gendason	13,047,360	220,364
David Goldman	12,929,501	338,223
Baruch Halpern	11,289,112	1,087,884
Henk W. Hoogenkamp	12,809,181	458,543

Each director nominee was elected a director of RiceBran Technologies.

2.	Approval of an amendment to RBT’s 2014 Plan to increase by 3,000,000 shares the number of shares authorized for issuance thereunder:

Votes For	Votes Against	Abstained
10,763,709	2,178,612	325,403

This proposal was approved.

3.	Approval, on a nonbinding advisory basis, of the compensation of our named executive officers:

Votes For	Votes Against	Abstained
12,300,912	608,432	358,380

This proposal was approved.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	2014 Equity Incentive Plan, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: June 25, 2018	By:	/s/ Robert Smith
Robert Smith
Chief Executive Officer
(Duly Authorized Officer)